GPRE

Green Plains Renewable Energy, Inc.

May 8, 2008

Focusing on the Fundamentals of Ethanol

Forward-Looking Statements

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions. Forward-looking statements may include words or phrases such as management or the Company "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "should," "will," "goals," and other words and terms of similar meaning. Statements regarding future events and developments and our future performance, including statements regarding completion of facilities under construction, closing pending acquisitions, expectations concerning our growth plans, related financings, and future financial results are forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Although we believe that our expectations regarding future events are based on reasonable assumptions, any or all of the forward-looking statements in this presentation may turn out to be wrong. Actual events or results may differ materially from those indicated in such forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in the "Risk Factors" sections of our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

GPRE Green Plains Renewable Energy, Inc.

Notes

In connection with the proposed transaction between Green Plains Renewable Energy and VBV LLC, Green Plains Renewable Energy will file a registration statement on Form S-4 with the SEC. Such registration statement will include a proxy statement of Green Plains Renewable Energy that also constitutes a prospectus of Green Plains Renewable Energy, and will be sent to the shareholders of Green Plains Renewable Energy. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Green Plains Renewable Energy and the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC's website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Green Plains Renewable Energy upon written request to Green Plains Renewable Energy, Inc., Attention: Scott B. Poor, Esq., Corporate Counsel/ Director of Investor Relations, 105 N 31st Avenue, Suite 103, Omaha, NE 68131 or by calling 402-884-8700.

This communication is not a solicitation of a proxy from any security holder of Green Plains Renewable Energy. However, Green Plains Renewable Energy and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Green Plains Renewable Energy may be found in its 2007 Annual Report on Form 10-K filed with the SEC on February 13, 2008, definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on March 18, 2008 [and current reports on Form 8-K filed with the SEC on May 8, 2008. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of the transaction participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

GPRE
Green Plains Renewable Energy, Inc.

Green Plains' Merger with VBV and its Subsidiaries

VBV and its Operating Subsidiaries to Merge with Green Plains

- Green Plains will issue common stock and options totaling 11.139 million shares to equity holders of VBV and its operating subsidiaries
- VBV will bring two fully-funded 110 MMGY (expected operating) ethanol plants (Indiana Bio-Energy, LLC ("IBE") and Ethanol Grain Processors, LLC ("EGP")) to Green Plains' asset base.
  - Creates one of the largest publicly-traded, "pure play" ethanol companies with expected operating capacity of approximately 330 MMGY by the end of 2008
- Transaction includes concurrent $60 million primary equity investment by owners of VBV at $10 per share
- Deal is expected to be accretive to Green Plains' earnings per share in fiscal year 2009
- Consistent with Green Plains' stated goal to use strategic transactions to become a more significant participant in the U.S. ethanol industry

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Green Plains Renewable Energy, Inc.

Other Key Transaction Terms

- Senior Management
  - Wayne Hoovestol will remain CEO for a transition period of up to one year after closing
  - Todd Becker, VBV's CEO, will initially serve as President and COO and then become CEO
  - Jerry Peters will remain CFO
- Board of Directors
  - Combined company will be governed by a nine-member board of directors
  - Initially, Green Plains and NTR plc will each have the right to designate four individuals to the board / Wilon Holdings S.A. will have the right to name one director
- Shareholder Vote / Closing
  - Anticipated to close by late summer, subject to Green Plains, IBE and EGP equity holder approvals, and customary lender and regulatory consents

GPRE Green Plains Renewable Energy, Inc.

Transaction Rationale


Enhances Overall Competitive Position
GPRE
Green Plains Renewable Energy, Inc.
Creates Broader Platform for Growth
Increases Operational Scale and Critical Mass
Strengthens Balance Sheet
Increases Liquidity of GPRE Stock

Who is GPRE?

- Two 50 (nameplate) / 55 (expected operating) MMGY plants which are fully expandable
  - Shenandoah, Iowa: Constructed by Fagen with ICM technology (production started in August 2007)
  - Superior, Iowa: Under construction by Agra with Delta T technology (anticipated production date in late Spring)
- Recently completed acquisition of Green Plains Grain (formerly Great Lakes Cooperative)
  - Green Plains has grain storage capacity of approximately 19 million bushels and provides complementary agronomy, seed, feed, fertilizer and petroleum services at various sites in the Corn Belt
- Reported net income of $9.9 million and earnings per share of $1.37 for the Company's first quarter, ended February 29, 2008

GPRE Green Plains Renewable Energy, Inc.

Who is VBV?

- Joint venture between NTR plc (international renewable energy and sustainable waste management company) and Wilon Holdings S.A. (Switzerland-based investment group)
- VBV owns majority of two 100 (nameplate) / 110 (expected operating) MMGY plants
  - Obion, TN (Ethanol Grain Processors, LLC ("EGP")): Under construction by Fagen with ICM technology (anticipated production date in Fall 2008)
  - Bluffton, IN (Indiana Bio-Energy, LLC ("IBE")): Under construction by Fagen with ICM technology (anticipated production date in Fall 2008)
- Other plant investors include local farmers, individual investors and corporate entities
- VBV is developing an ethanol marketing, blending and distribution business
- VBV has an aggressive mergers and acquisition strategy to integrate and consolidate the ethanol value chain

GPRE Green Plains Renewable Energy, Inc.

Combined Company Org Chart


Green Plains Renewable Energy, Inc.
Green Plains Grain Company LLC
Essex Elevator, Inc.
GPRE Shenandoah LLC
Superior Ethanol LLC
Indiana Bio-Energy, LLC
Ethanol Grain Processors, LLC

Transaction Rationale

- **Enhances Overall Competitive Position** – combination will create one of the largest publicly-traded, "pure play" ethanol companies in the U.S. with expected operating capacity of 330 MMGY by the end of 2008
- **Increases Operational Scale and Critical Mass** – combination of four plants provides increased scale, broader asset base across geographies and greater earnings diversification
- **Increases Liquidity of Green Plains' Stock** – expands Green Plains' shareholder base and increases investor awareness of story
- **Strengthens Balance Sheet** – additional $60 million cash infusion by owners of VBV will provide the combined company with one of the strongest balance sheets in the industry
- **Creates Broader Platform for Growth** – additional capital to pursue acquisitions and development of downstream assets

GPRE Green Plains Renewable Energy, Inc.

Additional Value Drivers

- Common philosophy of participating and integrating along more segments of the value chain
- Green Plains recently completed acquisition of Green Plains Grain (formerly Great Lakes Cooperative)
  - Added 14.7 million bushels of grain storage capacity
  - Enhanced ability to manage corn feed stock prices and supply
  - Agronomy, feed, seed, fertilizer and petroleum businesses
- Further development of ethanol marketing, blending, and distribution effort within Green Plains
  - Led by Steve Bleyl, who has significant experience in ethanol marketing
- Sophisticated risk management
  - Significant experience and understanding
  - Core competency
- Addition of new long-term, committed investors

GPRE
Green Plains Renewable Energy, Inc.

Management Team

WAYNE B. HOOVESTOL — Chief Executive Officer & Director: Mr. Hoovestol was elected to the board of Green Plains in March 2006. After attending North Dakota State University in Fargo, ND, and later the University of Minnesota, Mr. Hoovestol began operating Hoovestol Inc. and Major Transport, two transportation companies, in 1978. Mr. Hoovestol became involved with ethanol in 1995 as an investor and has served on the boards of two other ethanol plants.

TODD A. BECKER — President and Chief Operating Officer: Mr. Becker joined VBV LLC in May 2007 as Chief Executive Officer. He came from Global Ethanol where he was Executive Vice President of Sales and Trading. Mr. Becker was instrumental in setting up the commercial operations of the company, including risk management and marketing for all commodities. Prior to that, he spent 10 years with ConAgra Foods in various management positions including Vice President of Atlantic Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management. In addition, he has extensive international trading experience in agricultural markets. Mr. Becker has a Masters of Science in Finance from the Kelley School of Business at Indiana University. He has taught MBA level classes at Creighton University in risk management and at the Carlson School of Business at the University of Minnesota in corporate finance.

JERRY L. PETERS — Chief Financial Officer: Mr. Peters joined Green Plains in June 2007. Prior to working with GPRE, he served as Chief Financial Officer for ONEOK Partners, L.P. (formerly Northern Border Partners L.P.), a publicly traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant. Mr. Peters holds a Bachelors degree in accounting from the University of Nebraska-Lincoln and an MBA in finance from Creighton University.

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Green Plains Renewable Energy, Inc.

Transaction Review

($ Millions)	GPRE	VBV Entities
Shares (Millions)	7.8	11.1
Equity Value	$78	$111
Primary Equity Investment	--	60
Pro Forma Equity Value	78	171
Pro Forma Debt	150	212
Enterprise Value	$228	$383
Expected Operating Gallons (MMGY)	110	220

Note: Shares include options issued to owners of VBV entities. Equity values assume GPRE share price of $10. Pro Forma Debt as of 2/29/08 10-Q for GPRE (plus remaining plant completions costs of $20.7 million and new debt associated with the recent acquisition of Great Lakes Cooperative, including approximately $46 million to finance working capital). Debt pro forma for completion of plant construction for VBV.

Pro Forma Ownership


IBE Plant Investors
4.3%
EGP Plant Investors
9.4%
Existing GPRE
Shareholders
31.6%
VBV (Shares from
Primary Equity
Investment)
24.3%
VBV (Shares from
Merger)
30.4%

Note: Ownership percentages exclude options

Investment Recap

- Creates one of the largest publicly-traded "pure play" ethanol companies in the U.S.
- Accretive to Green Plains' earnings per share in fiscal year 2009
- Diversified producer with stronger balance sheet
- Increased operational scale and critical mass
- Will pursue opportunities to further integrate upstream and downstream
- Experienced management team focused on growing the business, minimizing earnings volatility and delivering industry leading value to shareholders

GPRE Green Plains Renewable Energy, Inc.

GPRE

Green Plains Renewable Energy, Inc.